UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2007

METAVANTE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Wisconsin	001-33747	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street

Milwaukee, Wisconsin 53202

(Address of Principal executive offices, including Zip Code)

(414) 357-2290

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 25, 2007, Marshall & Ilsley Corporation (“M&I”) issued a press release announcing that at a special meeting of shareholders of M&I, the shareholders approved the transactions separating M&I into two, separate publicly-traded companies:

•	New M&I Corporation, which will own and operate M&I’s banking business; and

•	Metavante Holding Company, which will own and operate the Metavante business.

A copy of the press release announcing the results of the special meeting is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Following the special meeting, the following directors were elected to the Board of Directors of Metavante Holding Company, effective as of October 26, 2007: Dianne M. Neal, L. Dale Crandall and Stephan A. James.

The Board of Directors of Metavante Holding Company also elected the following individuals to the Board, effective upon the completion of the transactions: David Coulter, James Neary and Adarsh Sarma. Messrs. Coulter, Neary and Sarma are representatives of WPM, L.P., a limited partnership organized by a private equity investment fund managed by Warburg Pincus LLC, that will own 25% of Metavante Holding Company following its separation from M&I.

Following the completion of the transactions, the Metavante Holding Company Board will consist of the following individuals:

•	Dennis J. Kuester (Chairman of the Board)

•	David Coulter

•	L. Dale Crandall

•	Michael D. Hayford

•	Stephan A. James

•	Ted D. Kellner

•	Frank R. Martire

•	Dianne M. Neal

•	James Neary

•	Adarsh Sarma

A copy of the press release announcing the newly elected directors of Metavante Holding Company is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Marshall & Ilsley Corporation Press Release dated October 25, 2007

99.2	Metavante Press Release dated October 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAVANTE HOLDING COMPANY

Date: October 29, 2007	/s/ Gregory A. Smith
	Name:	Gregory A. Smith
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Marshall & Ilsley Corporation Press Release dated October 25, 2007

99.2	Metavante Press Release dated October 29, 2007